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                                                                    Exhibit 5(a)

          [Letterhead of Buchanan Ingersoll Professional Corporation]

                                August 20, 1998




Mylan Laboratories Inc.
130 Seventh Street
1030 Century Building
Pittsburgh, Pennsylvania  15222

Ladies and Gentlemen:

     We have acted as special counsel to Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of up to 6,791,216 shares of the Company's common stock, par value $0.50 per share (the "Shares"), to be issued in connection with the merger of MLI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Penederm Incorporated, a Delaware corporation ("Penederm"), contemplated by the Agreement and Plan of Merger dated June 24, 1998 by and among Penederm, the Company and Merger Sub (the "Merger Agreement").

     In connection with this opinion, we have examined such corporate records, certificates of public officials, and other documents, records and questions of law as we have considered necessary or appropriate for the purposes of this opinion. In the examination of all documents we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified of photostatic copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     This opinion is rendered solely to you in connection with the above-referenced matter and may not be relied upon by you for any other purpose or relied upon or furnished to any other person without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent,
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August 20, 1998
Page 2


we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              BUCHANAN INGERSOLL PROFESSIONAL CORPORATION



                              By: /s/ James J. Barnes
                                 ---------------------------------------
                                 James J. Barnes